UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 30, 2017

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

1110 W. Commercial Blvd.

Fort Lauderdale, Florida 33309

(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Universal Property & Casualty Insurance Company (“UPCIC”) and American Platinum Property and Casualty Insurance Company (“APPCIC” and together with UPCIC, the “Insurance Entities”), each a wholly-owned subsidiary of Universal Insurance Holdings, Inc. (“Company”), have completed the placement of their respective 2017-2018 reinsurance programs, effective June 1, 2017.

Below is a description of our 2017-2018 reinsurance program. Although the terms of the individual contracts vary, the Company believes the overall terms of the 2017-2018 reinsurance program are more favorable than the 2016-2017 reinsurance program. There can be no assurance that our actual results of operations or financial condition will be positively affected by the 2017-2018 reinsurance program.

The Insurance Entities are responsible for insured losses related to catastrophic events in excess of coverage provided by their reinsurance programs. The Insurance Entities also remain responsible for insured losses notwithstanding the failure of any reinsurer to make payments otherwise due to the Insurance Entities. The Insurance Entities’ inability to satisfy valid insurance claims resulting from catastrophic events could have a material adverse effect on the Company’s results of operations, financial condition and liquidity.

UPCIC’s 2017-2018 Reinsurance Program

Third-Party Reinsurance

Our annual reinsurance program, which is segmented into layers of coverage, as is industry practice, protects us against excess property catastrophe losses. Our 2017-2018 reinsurance program includes the mandatory coverage required by law to be placed with the Florida Hurricane Catastrophe Fund (“FHCF”), in which we have elected to participate at 90%, or the highest level, and also includes private reinsurance below, alongside and above the FHCF layer. In placing our 2017-2018 reinsurance program, we obtained multiple years of coverage for an additional portion of the program. We believe this multi-year arrangement will allow us to capitalize on favorable pricing and contract terms and conditions and allow us to mitigate uncertainty with respect to the price of future reinsurance coverage, our single largest cost.

The total cost of UPCIC’s private catastrophe reinsurance program for all states as described below, effective June 1, 2017 through May 31, 2018, is $155.5 million. In addition, UPCIC has purchased reinstatement premium protection as described below, the cost of which is $25.7 million. The largest private participants in UPCIC’s reinsurance program include leading reinsurance companies and providers such as Nephila Capital, Everest Re, RenaissanceRe, Chubb Tempest Re and Lloyd’s of London syndicates.

UPCIC’s Retention

UPCIC has a net retention of $35 million per catastrophe event for losses incurred, in all states, up to a first event loss of $2.65 billion. UPCIC also purchases a separate underlying catastrophe program to further reduce its retention for all losses occurring in any state other than Florida (the “Other States Reinsurance Program”). UPCIC retains only $5 million under its Other States Reinsurance Program in the first event and only $1 million under its Other States Reinsurance Program for the second through fourth events. These retention amounts are gross of any potential tax benefit we would receive in paying such losses.

First Layer

Immediately above UPCIC’s net retention, we have $55 million of reinsurance coverage from third-party reinsurers for up to four separate catastrophic events, for all states. Specifically, we have purchased reinsurance coverage for the first and third catastrophic events, and each such coverage allows for one reinstatement upon the payment of reinstatement premiums, which would cover the second and fourth catastrophic events. This coverage has been obtained from three contracts as follows:

•	68.33% of $55 million in excess of $35 million provides coverage on a multi-year basis through May 31, 2019;

•	31.67% of $55 million in excess of $35 million provides coverage for the 2017-2018 period; and

•	100% of $55 million in excess of $35 million and in excess of $110 million otherwise recoverable (from the first and second events) provides the third and fourth event coverage for the 2017-2018 period.

For the first two contracts above, to the extent that all of our coverage or a portion thereof is exhausted in a catastrophic event, we have purchased reinstatement premium protection to pay the required premium necessary for the reinstatement of these coverages.

Second Layer

Above the first layer, for losses exceeding $90 million, we have purchased a second layer of coverage for losses up to $445 million – in other words, for the next $355 million of losses. This coverage has been obtained from two contracts as follows:

•	58% of $355 million in excess of $90 million provides coverage through May 31, 2020; and

•	42% of $355 million in excess of $90 million provides coverage for the 2017-2018 period.

In this layer, to the extent that all of our coverage or a portion thereof is exhausted in a catastrophic event, we have purchased reinstatement premium protection to pay the required premium necessary for the reinstatement of these coverages. Both of these contracts extend coverage to all states.

Third Layer

Above the first and second layers, we have purchased a third layer of coverage for losses up to $540 million – in other words, for the next $95 million of losses. This coverage was obtained from two contracts as follows:

•	68.33% of $95 million in excess of $445 million provides coverage on a multi-year basis through May 31, 2019; and

•	31.67% of $95 million in excess of $445 million provides coverage for the 2017-2018 period.

In this layer, to the extent that all of our coverage or a portion thereof is exhausted in a catastrophic event, we have purchased reinstatement premium protection to pay the required premium necessary for the reinstatement of these coverages. Both of these contracts extend coverage to all states.

Fourth, Fifth and Sixth Layers

In the fourth, fifth and sixth layers, we have purchased reinsurance for $55 million of coverage in excess of $540 million in losses incurred by us (net of the FHCF layer), $193 million of coverage in excess of $595 million in losses incurred by us (net of the FHCF layer), and $125 million of coverage in excess of $788 million, respectively, for a total of $878 million of coverage (net of the FHCF layer) by third-party reinsurers. With respect to the fourth layer, to the extent that all of our coverage or a portion thereof is exhausted in a catastrophic event, we have purchased reinstatement premium protection to pay the required premium necessary for the reinstatement of this coverage. All three layers’ coverage extends to all states.

UPCIC structures its reinsurance coverage into layers and utilizes a cascading feature such that the second, third, fourth, fifth and sixth reinsurance layers all attach at $90 million. Any layers above the $90 million attachment point are excess of loss over the immediately preceding layer. If the aggregate limit of the preceding layer is exhausted, the next layer cascades down in its place for future events. This means that, unless losses exhaust the top layer of our coverage, we are exposed to only $35 million in losses, pre-tax, per catastrophe for each of the first four events. In addition to tax benefits that could reduce our ultimate loss, we anticipate that certain fees paid to our subsidiary service providers by our Insurance Entities and, indirectly, our reinsurers, would also increase during an active hurricane season, which could also offset claim-related losses we would have to pay on our insurance policies.

Other States Reinsurance Program

The total cost of UPCIC’s private catastrophe reinsurance program for other states as described below, effective June 1, 2017 through May 31, 2018, is $8.9 million. In addition, UPCIC has purchased reinstatement premium protection as described below, the cost of which is $1.85 million.

Effective June 1, 2017 through June 1, 2018, under an excess catastrophe contract specifically covering risks located outside the state of Florida and intended to further reduce UPCIC’s $35 million net retention, as noted above, UPCIC has obtained catastrophe coverage of $30 million in excess of $5 million covering certain loss occurrences, including hurricanes, in states outside of Florida. This catastrophe coverage has a second full limit available with additional premium calculated pro rata as to amount and 100% as to time, as applicable. All catastrophe layers are placed with a cascading feature so that all capacity could be made available in excess of $5 million under certain loss scenarios. Further, UPCIC purchased subsequent catastrophe event excess of loss reinsurance specifically covering risks outside of Florida to cover certain levels of loss through four catastrophe events including hurricanes. Specifically, UPCIC obtained catastrophe coverage that covers 100% of $4,000,000 excess of $1,000,000 in excess of $4,000,000 otherwise recoverable. This coverage has two free reinstatements and a total of $12,000,000 of coverage available to UPCIC.

In certain circumstances involving a first catastrophic event impacting both Florida and other states, UPCIC’s retention could result in pre-tax net liability as low as $5,000,000 – the $35 million net retention under the all states reinsurance program could be offset by as much as $30 million in coverage under the Other States Reinsurance Program – or 1.5% of UPCIC’s statutory policyholders’ surplus as of March 31, 2017.

FHCF

UPCIC’s third-party reinsurance program supplements the FHCF coverage we are required to purchase every year. The limit and retention of the FHCF coverage we receive each year is subject to upward or downward adjustment based on, among other things, submitted exposures to the FHCF by all participants. As of June 1, 2017, we estimate our FHCF coverage includes a maximum provisional limit of 90% of $1,930 million, or $1,737 million, in excess of $595 million. The estimated premium that UPCIC plans to cede to the FHCF for the 2017 hurricane season is $116.6 million.

Coverage purchased from third-party reinsurers, as described above, adjusts to provide coverage for certain losses not otherwise covered by the FHCF. The FHCF coverage cannot be reinstated once exhausted, but it does provide coverage for multiple events. The FHCF coverage extends only to losses to our Florida portfolio due to a land falling hurricane.

The third-party reinsurance we purchase for UPCIC is therefore net of FHCF recovery. When our FHCF and third-party reinsurance coverages are taken together, UPCIC has reinsurance coverage of up to $2,650 million for the first event, as illustrated by the graphic below. Should a catastrophic event occur, we would retain up to $35 million pre-tax for each catastrophic event, and would also be responsible for any additional losses that exceed our top layer of coverage.

All States 1st Event

Non-Florida 1st Event

APPCIC’s 2017-2018 Reinsurance Program

Third-Party Reinsurance

The total cost of APPCIC’s private catastrophe and multiple line excess reinsurance program, effective June 1, 2017 through May 31, 2018, is $1.88 million. In addition, APPCIC has purchased reinstatement premium protection as described below, the cost of which is $59,500. The largest private participants in APPCIC’s reinsurance program include leading reinsurance companies such as Everest Re, Chubb Tempest Re, Hiscox, Hannover Ruck, and Lloyd’s of London syndicates.

APPCIC’s Retention

APPCIC has a net retention of $2 million for all losses per catastrophe event for losses incurred up to a first event loss of $29.2 million. This retention amount is gross of any potential tax benefit we would receive in paying such losses.

First Layer

Immediately above APPCIC’s net retention we have $3.2 million of reinsurance coverage from third-party reinsurers. Specifically, we have purchased reinsurance coverage for the first event, and such coverage allows for one reinstatement upon the payment of reinstatement premiums, which would cover the second and potentially more catastrophic events. We have purchased reinstatement premium protection to pay the required premium necessary for the initial reinstatement of this coverage for a second catastrophic event.

Second and Third Layers

In the second and third layers, we have purchased reinsurance for $1.7 million of coverage in excess of $5.2 million in losses incurred by us (net of the FHCF layer) and $7 million of coverage in excess of $6.9 million in losses incurred by us (net of the FHCF layer), respectively.

APPCIC structures its reinsurance coverage into layers and utilizes a cascading feature such that the second and third reinsurance layers all attach at $2 million. Any layers above the $2 million attachment point are excess of loss over the immediately preceding layer. If the aggregate limit of the preceding layer is exhausted, the next layer cascades down in its place for future events. This means that, unless losses exhaust the top layer of our coverage, we are only exposed to $2 million in losses, pre-tax, per catastrophe for each of the first two events. In addition to tax benefits that could reduce our ultimate loss, we anticipate that certain fees paid to our subsidiary service providers by our Insurance Entities and, indirectly, our reinsurers would also increase during an active hurricane season, which could also offset losses we would have to pay on our insurance policies.

FHCF

APPCIC’s third-party reinsurance program is used to supplement the FHCF reinsurance we are required to purchase every year. The limit and retention of the FHCF coverage we receive each year is subject to upward or downward adjustment based on, among other things, submitted exposures to the FHCF by all participants. As of June 1, 2017, we estimate our FHCF coverage includes a maximum provisional limit of 90% of $17 million, or $15.3 million, in excess of $5.2 million. The estimated premium that APPCIC plans to cede to the FHCF for the 2017 hurricane season is $1.0 million. Factoring in our estimated coverage under the FHCF, we purchase coverage alongside our FHCF coverage from third-party reinsurers as described above, which adjusts to provide coverage for certain losses not otherwise covered by the FHCF. The FHCF coverage cannot be reinstated once exhausted, but it does provide coverage for multiple events. The FHCF coverage extends only to losses to our portfolio impacted by a land falling hurricane.

The third-party reinsurance we purchase for APPCIC is therefore net of FHCF recovery. When our FHCF and third-party reinsurance coverages are taken together, APPCIC has reinsurance coverage of up to $29.2 million, as illustrated by the graphic below. Should a catastrophic event occur, we would retain $2 million pre-tax for each catastrophic event, and would also be responsible for any additional losses that exceed our top layer of coverage.

APPCIC 1st Event

Multiple Line Excess of Loss

APPCIC also purchases extensive multiple line excess per risk reinsurance with various reinsurers due to the high valued risks it insures in both the personal residential and commercial multiple peril lines of business. Under this multiple line excess per risk contract, APPCIC has coverage of $8.5 million in excess of $500 thousand ultimate net loss for each risk and each property loss, and $1 million in excess of $0.3 million for each casualty loss. A $19.5 million aggregate limit applies to the term of the contract for property related losses and a $2.0 million aggregate limit applies to the term of the contract for casualty-related losses. This contract also contains a profit sharing feature available to APPCIC if the contract meets specific performance measures.

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Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The word “believe,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results or events could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2016 and the Form 10-Q for the quarter ended March 31, 2017.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release titled “Universal Insurance Holdings, Inc. Insurance Subsidiaries Complete 2017-2018 Reinsurance Programs” on June 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2017	UNIVERSAL INSURANCE HOLDINGS, INC.

	By:	/s/ Jon W. Springer
Jon W. Springer
President and Chief Risk Officer